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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement of Lason, Inc. on Form S-8 (File Nos. 333-18551 and 333-81269) of our report dated March 30, 2000, relating to the consolidated financial statements and financial statement schedule of Lason, Inc. as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

March 30, 2000
Detroit, Michigan